Exhibit 99.1

FOR IMMEDIATE RELEASE

NATURE’S SUNSHINE PRODUCTS ANNOUNCES COMPLETION OF REGISTRATION STATEMENT REVIEW AND AVAILABILITY OF TRADING IN COMMON SHARES

PROVO, UTAH, May 27, 2009 — Nature’s Sunshine Products, Inc., a leading manufacturer and marketer of encapsulated herbs and vitamins, announced today that the Securities and Exchange Commission (the “SEC”) has completed its review of the Company’s registration statement on Form 10 relating to its currently outstanding shares of common stock.

Although the registration statement was previously effective as a result of the passage of time, the conclusion of the SEC’s review now allows broker-dealers to make a market in the Company’s securities.  As a result, the Company has notified potential market makers of the stock’s eligibility for public trading.

Nature’s Sunshine also announced that it intends to apply for listing on the NASDAQ Stock Market as soon as practicable.  The Company, however, is not able to predict when it will complete the listing process.

“We are very pleased that the SEC has concluded its review of our registration statement and that trading in our common shares may now resume,” said Douglas Faggioli, President and CEO.  “Nature’s Sunshine has a long history of producing and marketing high quality nutritional supplements.  We have one of the finest global networks of loyal and dedicated independent distributors in our industry.   Our renewed status as a registered public company, a valuable feature of Nature’s Sunshine since 1978, with stock eligible for public trading is a welcome development.”

This news release does not constitute an offer to sell or a solicitation of an offer to buy.  A copy of the registration statement is available through the Company’s website at www.natr.com, or by writing to Nature’s Sunshine Products, Inc., Attn: Investor Relations, 75 East 1700 South, Provo, Utah 84606.

About Nature’s Sunshine Products

Nature’s Sunshine Products manufactures and markets through direct sales encapsulated and tableted herbal products, high quality natural vitamins, and other complementary products.  In addition to the United States, the Company has operations in Japan, Mexico, Central America, South Korea, Canada, Dominican Republic, Venezuela, Ecuador, Peru, the United Kingdom, Columbia, Brazil, Thailand, Israel, Singapore, Malaysia, Indonesia, the Philippines, Australia, Hong Kong, Taiwan, Russia, Ukraine, Latvia, Lithuania, Kazakhstan, Mongolia, Belarus, China, Poland, Germany, Austria, and the Netherlands.  The Company also has exclusive distribution agreements with selected companies in

Argentina, Australia, Chile, New Zealand, and Norway. Additional information can be obtained at the Company’s website, www.natr.com.

Cautionary Statement Regarding Forward-Looking Statements

In addition to historical information, this release contains forward-looking statements.  Nature’s Sunshine may, from time to time, make written or oral forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements encompass Nature’s Sunshine’s beliefs, expectations, hopes, or intentions regarding future events.  Words such as “expects,” “intends,” “believes,” “anticipates,” “should,” “likely,” and similar expressions identify forward-looking statements.  All forward-looking statements included in this release are made as of the date hereof and are based on information available to the Company as of such date. Nature’s Sunshine assumes no obligation to update any forward-looking statement. Actual results will vary, and may vary materially, from those anticipated, estimated, projected or expected for a number of reasons, including, among others: further  reviews  of the Company’s financial statements by the Company and its Audit Committee; modification of the Company’s accounting practices; the outcome of the Section 12(j) review; the outcome of the various inquiries, requests for documents and proceedings by government agencies; foreign business risks; industry cyclicality; fluctuations in customer demand and order pattern; changes in pricing and general economic conditions; as well as other risks detailed in the Company’s previous filings with the SEC.

Contact:
	Stephen M. Bunker	Steven S. Anreder
	Chief Financial Officer	Anreder & Co.
	Nature’s Sunshine Products, Inc.	286 Madison Ave. Suite 907
	Provo, Utah 84605-9005	New York, NY 10017
	(801) 342-4370	(212) 532-3232

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